Exibit 99.1

BreitBurn Energy Partners L.P. Reports Third Quarter Results

Strong Operational Performance; Key Metrics Continue to Meet or Exceed Annualized 2009 Guidance

LOS ANGELES, November 6, 2009 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced financial and operating results for its third quarter of 2009.

Key Highlights

-
Operationally, the Partnership had a very strong quarter with total production above the high end of the 2009 guidance range despite the sale of the Lazy JL Field in Texas, effective July 1, 2009, and significant decreases in year-over-year capital spending.

-
The Partnership’s successful debt reduction efforts continued during the third quarter through consistent operating cash flows and the sale of the Lazy JL Field for $23 million.  As of September 30, 2009, outstanding debt totaled $585 million.

-	As of October 31, 2009, outstanding debt was approximately $576 million, representing $160 million in debt reduction in the first ten months of 2009.
-
The Partnership announced the successful completion of its semi-annual borrowing base redetermination in early October, which resulted in the reaffirmation of its borrowing base at $732 million and no modification to any other terms of the Credit Agreement.

-
Rising commodity prices allowed the Partnership to further strengthen its commodity price protection portfolio with the addition of new 2010, 2011, 2013, and 2014 hedges at attractive prices.  The new hedges cover approximately 1,000,000 Bbls and 8,760,000 MMBtu of total 2010 through 2014 expected production.

Management Commentary on Results

Hal Washburn, Chairman and Co-CEO, said, “We are pleased with the results we achieved this quarter and year-to-date, both operationally and financially.  Our operations team continues to do a very good job improving the productivity of our asset base and managing costs in a volatile commodity price environment.  We are particularly pleased with the ongoing improvements in our Eastern Division where the benefits of organizational changes made in the first quarter continue to have a positive impact on production even as we have reduced staffing levels in Michigan, Indiana and Kentucky below the levels in place when we acquired these properties in late 2007.  Total production is trending above the high end of our guidance range and our annualized lease operating expenses and G&A costs are well within our guidance ranges for the year.”

Washburn added, “In addition to our operational success, our financial flexibility continues to improve.  We paid down an additional $55 million in debt during the quarter and have reduced borrowings by $160 million since year end 2008.  As we move into 2010, our improved liquidity position will allow us the flexibility to accelerate capital spending to at least maintenance capital levels and eventually re-establish distributions when leverage has been reduced to acceptable levels.”

Third Quarter 2009 Operating and Financial Results Compared to Second Quarter 2009

-	Total production decreased 2% to 1,628 MBoe in the third quarter from 1,654 MBoe in the second quarter and is trending above the high end of our guidance range year-to-date.
o	Oil and NGL production was 743 MBoe compared to 762 MBoe and was flat when excluding Lazy JL production from second quarter results.
o	Natural gas production was 5,308 MMcf compared to 5,349 MMcf.
-
Lease operating expenses per Boe, which include district expenses and processing fees and exclude production/property taxes and transportation costs, increased 4% to $17.53 per Boe in the third quarter from $16.88 per Boe in the second quarter. Year-to-date operating costs remain well within our guidance range of $16.25 - $18.50 per Boe.

-
General and administrative expenses, excluding unit-based compensation, were $5.8 million, or $3.59 per Boe, in the third quarter compared to $5.3 million, or $3.18 per Boe, in the second quarter.  Year-to-date general and administrative expenses, excluding unit-based compensation, are trending toward the lower end of our guidance range.

-	Adjusted EBITDA, a non-GAAP measure, decreased 5% to $48.4 million in the third quarter from $50.8 million in the second quarter.
-
Oil and natural gas sales revenues, including realized gains and losses on commodity derivative instruments (but excluding realized gains from hedge monetizations), increased 1% to $87.0 million in the third quarter from $86.4 million in the second quarter.

o
Realized gains from commodity derivative instruments were $24.3 million in the third quarter as compared to $51.5 million in the second quarter.  Realized gains in the second quarter included $25.0 million from the monetization of selected 2011 and 2012 hedge contracts.

-
NYMEX WTI crude oil averaged approximately $68.14 per barrel and NYMEX natural gas prices averaged approximately $3.44 per Mcf in the third quarter as compared to $59.61 per barrel and $3.81 per Mcf, respectively, in the second quarter.

-
As a result of our extensive hedging portfolio, realized crude oil and natural gas prices increased and averaged $67.40 per Boe and $7.30 per Mcf, respectively, in the third quarter as compared to $65.47 per Boe and $7.09 per Mcf, respectively, in the second quarter.

-
Net loss was $5.4 million, or $0.10 per diluted limited partner unit, in the third quarter as compared to a net loss of $108.5 million, or $2.06 per diluted limited partner unit, in the second quarter.

-	Oil and gas capital expenditures totaled $7.2 million in the third quarter as compared to $3.3 million in the second quarter.

Impact of Derivative Instruments

The Partnership uses commodity and interest rate derivative instruments to mitigate the risks associated with commodity price volatility and changing interest rates and to help maintain cash flows for operating activities, acquisitions, capital expenditures, and distributions. The Partnership does not enter into derivative instruments for speculative trading purposes. Non-cash gains or losses do not affect Adjusted EBITDA, cash flow from operations or the Partnership’s ability to pay cash distributions.

Realized gains from commodity derivative instruments were $24.3 million during the third quarter of 2009.  Realized losses from interest rate derivative instruments were $3.4 million.  Non-cash unrealized losses from commodity derivative instruments were $11.6 million and non-cash unrealized losses from interest rate derivative instruments were $0.4 million for the period.

In June 2009, the Partnership terminated selected crude oil and natural gas derivative instruments covering a portion of its expected production in 2011 and 2012 and replaced them with new derivative instruments for the same 2011 and 2012 volumes. Net realized proceeds of approximately $25.0 million were immediately used to reduce outstanding borrowings under the Partnership’s credit facility.  Realized gains from commodity derivative instruments of $51.5 million during the second quarter of 2009 included the impact of the hedge monetization.

Production, Income Statement and Realized Price Information

The following table presents production, selected income statement and realized price information for the three months ended September 30, 2009 and 2008 and the three months ended June 30, 2009:

	Three-Months Ended
	September 30,	June 30,	September 30,
Thousands of dollars, except as indicated	2009	2009	2008
Oil, natural gas and NGL sales (a)	$62,674	$59,872	$130,249
Realized gains (losses) on commodity derivative instruments (b)	24,356	51,468	(24,123)
Unrealized gains (losses) on commodity derivative instruments (b)	(11,637)	(148,727)	431,564
Other revenues, net	261	393	806
Total revenues	$75,654	$(36,994)	$538,496
Lease operating expenses and processing fees	$29,052	$28,442	$35,611
Production and property taxes	4,422	4,188	7,814
Total lease operating expenses	$33,474	$32,630	$43,425
Transportation expenses	799	851	351
Purchases	18	21	118
Change in inventory	(403)	(1,498)	(1,979)
Total operating costs	$33,888	$32,004	$41,915
Lease operating expenses pre taxes per Boe (c)	$17.53	$16.88	$20.77
Production and property taxes per Boe	2.72	2.53	4.63
Total lease operating expenses per Boe	20.25	19.41	25.40
General and administrative expenses excluding unit-based compensation	$5,844	$5,255	$5,992
Net income (loss)	$(5,396)	$(108,525)	$454,505
Net income (loss) per diluted limited partnership unit	$(0.10)	$(2.06)	$8.40

Total production (MBoe)	1,628	1,654	1,689
Oil and NGL (MBoe)	743	762	762
Natural gas (MMcf)	5,308	5,349	5,564
Average daily production (Boe/d)	17,697	18,172	18,359
Sales volumes (MBoe)	1,605	1,635	1,657
Average realized sales price (per Boe) (d) (e) (f)	$54.37	$52.97	$64.17
Oil and NGL (per Boe) (d) (e) (f)	67.40	65.47	81.82
Natural gas (per Mcf) (d) (e)	7.30	7.09	8.38

(a) Q3 2009, Q2 2009 and Q3 2008 include $258, $258 and $273, respectively, of amortization of an intangible asset related to crude oil sales contracts.
(b) Q2 2009 includes the effects of the early terminations of hedge contracts monetized in June 2009 for $24,955.
(c) Includes lease operating expenses and processing fees. Excludes amortization of intangible asset related to the Quicksilver Acquisition.
(d) Includes realized gains (losses) on commodity derivative instruments.
(e) Q2 2009 excludes the effects of the early terminations of hedge contracts monetized in June 2009 ($6,030 of oil hedges and $18,925 of natural gas hedges).
(f) Excludes amortization of intangible asset related to crude oil sales contracts.

Non-GAAP Financial Measures

This press release, the financial tables and other supplemental information, including the reconciliations of certain non-generally accepted accounting principles ("non-GAAP") measures to their nearest comparable generally accepted accounting principles ("GAAP") measures, may be used periodically by management when discussing the Partnership's financial results with investors and analysts and they are also available on the Partnership's website under the Investor Relations tab.

Among the non-GAAP financial measures used is “Adjusted EBITDA.”  This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as net income, operating income, cash flow from operating activities or any other GAAP measure of liquidity or financial performance.

Adjusted EBITDA is presented as management believes it provides additional information relative to the performance of the Partnership's business, such as our ability to meet our debt covenant compliance tests. This non-GAAP financial measure may not be comparable to similarly titled measures of other publicly traded partnerships or limited liability companies because all companies may not calculate Adjusted EBITDA in the same manner.

Adjusted EBITDA

The following table presents a reconciliation of net income (loss) and net cash from operating activities, our most directly comparable GAAP financial performance and liquidity measures, to Adjusted EBITDA for each of the periods indicated.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Thousands of dollars	2009	2008	2009	2008

Reconciliation of consolidated net income (loss) to Adjusted EBITDA:
Net income (loss) attributable to the partnership	$(5,408)	$454,454	$(67,577)	$127,074

Unrealized (gain) loss on commodity derivative instruments	11,637	(431,564)	164,432	(41,667)
Depletion, depreciation and amortization expense	24,130	21,477	81,393	64,228
Interest expense and other financing costs (a)	7,960	10,325	24,352	21,237
Unrealized (gain) loss on interest rate derivatives	381	1,660	(4,113)	2,269
Gain on sale of commodity derivatives (b)	-	-	(70,587)	-
Loss on sale of asset (c)	5,470	-	5,470	-
Income tax provision	(13)	2,599	(354)	1,262
Amortization of intangibles	777	792	2,334	2,339
Unit-based compensation expense (d)	3,416	1,842	10,686	5,390

Adjusted EBITDA	$48,350	$61,585	$146,036	$182,132

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Thousands of dollars	2009	2008	2009	2008

Reconciliation of net cash from operating activities to Adjusted EBITDA:
Net cash from operating activities	$42,436	$56,326	$183,971	$190,961

Increase (decrease) in assets net of liabilities relating to operating activities	(1,293)	(5,614)	9,882	(34,498)
Interest expense (a) (e)	7,136	9,506	21,881	19,461
Gain on sale of commodity derivatives (b)	-	-	(70,587)	-
Equity earnings from affiliates, net	(106)	(1,256)	(766)	(772)
Incentive compensation expense (f)	(31)	1,384	950	198
Incentive compensation paid	7	1,006	176	6,346
Income taxes	213	284	543	637
Non-controlling interest	(12)	(51)	(14)	(175)
Other	-	-	-	(26)

Adjusted EBITDA	$48,350	$61,585	$146,036	$182,132

(a) Includes realized gains/losses on interest rate derivatives.
(b) Represents $24,955 and $45,632 related to the early terminations of selected 2011 and 2012 hedge contracts monetized in June 2009 and January 2009.
(c) Includes loss on sale of Lazy JL assets of $5,541.
(d) Represents non-cash long term incentive compensation expense.
(e) Excludes debt amortization.
(f) Represents cash-based incentive compensation plan expense.

Hedge Portfolio Summary

The table below summarizes the Partnership’s commodity derivative hedge portfolio as of November 6, 2009:

	Year	Year	Year	Year	Year	Year
	2009	2010	2011	2012	2013	2014
Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMBtu/d)	44,723	43,869	25,955	19,129	27,000	-
Average Price ($/MMBtu)	$8.16	$8.20	$7.26	$7.10	$6.92	$-
Collars:
Hedged Volume (MMBtu/d)	2,125	3,405	16,016	19,129	-	-
Average Floor Price ($/MMBtu)	$9.00	$9.00	$9.00	$9.00	$-	$-
Average Ceiling Price ($/MMBtu)	$15.40	$12.79	$11.28	$11.89	$-	$-
Total:
Hedged Volume (MMMBtu/d)	46,848	47,275	41,971	38,257	27,000	-
Average Price ($/MMBtu)	$8.20	$8.26	$7.92	$8.05	$6.92	$-

Oil Positions:
Fixed Price Swaps:
Hedged Volume (Bbls/d)	2,935	2,808	2,616	2,539	3,500	748
Average Price ($/Bbl)	$70.18	$81.35	$66.22	$67.24	$76.79	$88.65
Participating Swaps: (a)
Hedged Volume (Bbls/d)	2,410	1,993	1,439	-	-	-
Average Price ($/Bbl)	$66.48	$64.40	$61.29	$-	$-	$-
Average Participation %	30.4%	55.5%	53.2%	-	-	-
Collars:
Hedged Volume (Bbls/d)	514	1,279	2,048	2,477	500	-
Average Floor Price ($/Bbl)	$89.57	$102.85	$103.42	$110.00	$77.00	$-
Average Ceiling Price ($/Bbl)	$59.42	$136.16	$152.61	$145.39	$103.10	$-
Floors:
Hedged Volume (Bbls/d)	500	500	-	-	-	-
Average Floor Price ($/Bbl)	$100.00	$100.00	$-	$-	$-	$-
Total:
Hedged Volume (Bbls/d)	6,359	6,580	6,103	5,016	4,000	748
Average Price ($/Bbl)	$72.69	$81.81	$77.51	$88.35	$76.82	$88.65

(a)  A participating swap combines a swap and a call option with the same strike price.

Interest Rate Hedge Portfolio

We had the following interest rate swaps in place at November 6, 2009, to fix a portion of floating LIBOR-base debt on our credit facility:

Notional amounts in thousands of dollars	Notional Amount	Fixed Rate
Period Covered
October 1, 2009 to January 8, 2010	$100,000	3.3873%
October 1, 2009 to December 20, 2010	300,000	3.6825%
January 20, 2010 to October 20, 2011	100,000	1.6200%
December 20, 2010 to October 20, 2011	200,000	2.9900%

Conference Call

The Partnership will host an investor conference call to discuss its results today at 10:00 a.m. (Pacific Time).  Investors may access the conference call over the Internet via the Investor Relations tab of the Partnership's website (www.breitburn.com), or via telephone by dialing 888-204-6674 (international callers dial +1-913-312-0399) a few minutes prior to register.  Those listening via the Internet should go to the site 15 minutes early to register, download and install any necessary audio software. In addition, a replay of the call will be available through November 13, 2009 by dialing 888-203-1112 (international callers dial +1-719-457-0820) and entering replay PIN 7153194, or by going to the Investor Relations tab of the Partnership's website (www.breitburn.com). The Partnership will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a California-based publicly traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. These producing and non-producing crude oil and natural gas reserves are located in Northern Michigan, the Los Angeles Basin in California, the Wind River and Big Horn Basins in central Wyoming, the Sunniland Trend in Florida, and the New Albany Shale in Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Relevant to Forward-Looking Information

This press release contains forward-looking statements relating to BreitBurn's operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as "believes," “future,” “impact,” “guidance,” “ongoing improvements,” “eventually,” “will,” “could,” “may be used,” “continue,” “trending,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow to execute our business plan, our level of indebtedness, a further significant reduction in the borrowing base under our bank credit facility, our ability to raise capital, prices and demand for natural gas and oil, our ability to replace reserves and efficiently develop our current reserves, the litigation instituted by Quicksilver Resources Inc. against us and the factors set forth under the heading "Risk Factors" incorporated by reference from our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, BreitBurn undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

Investor Relations Contacts:
James G. Jackson
Executive Vice President and Chief Financial Officer
(213) 225-5900 x273
or
Gloria Chu
Investor Relations
(213) 225-5900 x210

BBEP-IR

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Thousands of dollars, except unit amounts	2009	2008	2009	2008

Revenues and other income items:
Oil, natural gas and natural gas liquid sales	$62,674	$130,249	$180,189	$386,060
Gains (losses) on commodity derivative instruments, net	12,719	407,441	(14,520)	(29,228)
Other revenue, net	261	806	930	2,324
Total revenues and other income items	75,654	538,496	166,599	359,156
Operating costs and expenses:
Operating costs	33,888	41,915	100,273	118,952
Depletion, depreciation and amortization	24,130	21,477	81,393	64,228
General and administrative expenses	9,318	6,479	27,265	24,073
Loss on sale of assets	5,470	-	5,470	-
Total operating costs and expenses	72,806	69,871	214,401	207,253

Operating income (loss)	2,848	468,625	(47,802)	151,903

Interest and other financing costs, net	4,549	9,021	14,682	19,569
Losses on interest rate swaps	3,792	2,964	5,557	3,937
Other income, net	(84)	(464)	(124)	(114)
Total other expense	8,257	11,521	20,115	23,392

Gain (loss) before taxes	(5,409)	457,104	(67,917)	128,511

Income tax expense (benefit)	(13)	2,599	(354)	1,262

Net income (loss)	(5,396)	454,505	(67,563)	127,249

Less: Net income attributable to noncontrolling interest	(12)	(51)	(14)	(175)

Net income (loss) attributable to the partnership	(5,408)	454,454	(67,577)	127,074
General partner loss	-	-	-	(2,019)

Net income (loss) attributable to limited partners	$(5,408)	$454,454	$(67,577)	$129,093

Basic net income (loss) per unit	$(0.10)	$8.43	$(1.28)	$2.06
Diluted net income (loss) per unit	$(0.10)	$8.40	$(1.28)	$2.06
Weighted average number of units used to calculate
Basic net income (loss) per unit	52,770,011	53,922,984	52,747,861	62,604,519
Diluted net income (loss) per unit	52,770,011	54,071,521	52,747,861	62,752,289

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Balance Sheets

	September 30,	December 31,
Thousands of dollars, except unit amounts	2009	2008

ASSETS
Current assets:
Cash	$2,199	$2,546
Accounts receivable, net	38,198	47,221
Derivative instruments	63,249	76,224
Related party receivables	4,744	5,084
Inventory	4,960	1,250
Prepaid expenses	6,880	5,300
Intangibles	807	2,771
Other current assets	170	170
Total current assets	121,207	140,566
Equity investments	8,686	9,452
Property, plant and equipment
Oil and gas properties	2,046,860	2,057,531
Non-oil and gas assets	8,145	7,806
	2,055,005	2,065,337
Accumulated depletion and depreciation	(300,831)	(224,996)
Net property, plant and equipment	1,754,174	1,840,341
Other long-term assets
Intangibles	125	495
Derivative instruments	97,500	219,003
Other long-term assets	8,362	6,977

Total assets	$1,990,054	$2,216,834
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,246	$28,302
Book overdraft	160	9,871
Derivative instruments	14,770	10,192
Revenue distributions payable	10,727	16,162
Salaries and wages payable	6,111	6,249
Accrued liabilities	14,559	9,214
Total current liabilities	64,573	79,990

Long-term debt	585,000	736,000
Deferred income taxes	3,385	4,282
Asset retirement obligation	35,692	30,086
Derivative instruments	31,322	10,058
Other long-term liabilities	2,120	2,987
Total liabilities	722,092	863,403
Equity:
Partners' equity	1,267,528	1,352,892
Noncontrolling interest	434	539
Total equity	1,267,962	1,353,431

Total liabilities and equity	$1,990,054	$2,216,834

Common units outstanding	52,770,011	52,635,634

BreitBurn Energy Partners L.P. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended
	September 30,
Thousands of dollars	2009	2008

Cash flows from operating activities
Net income (loss)	$(67,563)	$127,249
Adjustments to reconcile to cash flow from operating activities:
Depletion, depreciation and amortization	81,393	64,228
Unit based compensation expense	9,736	5,192
Unrealized gain (loss) on derivative instruments	160,319	(39,398)
Distributions greater than income from equity affiliates	766	772
Deferred income tax	(897)	625
Amortization of intangibles	2,334	2,339
Loss on sale of assets	5,470	-
Other	2,472	1,803
Changes in net assets and liablities:	-	-
Accounts receivable and other assets	3,590	1,463
Inventory	(3,710)	(2,292)
Net change in related party receivables and payables	340	27,614
Accounts payable and other liabilities	(10,279)	1,366
Net cash provided by operating activities	183,971	190,961
Cash flows from investing activities
Capital expenditures	(18,603)	(86,811)
Proceeds from sale of assets	23,034	-
Property acquisitions	-	(9,988)
Net cash provided (used) by investing activities	4,431	(96,799)
Cash flows from financing activities
Purchase of common units	-	(336,216)
Distributions	(28,038)	(93,304)
Proceeds from the issuance of long-term debt	218,475	659,093
Repayments of long-term debt	(369,475)	(321,493)
Book overdraft	(9,711)	7,603
Long-term debt issuance costs	-	(4,974)
Net cash used by financing activities	(188,749)	(89,291)
Increase (decrease) in cash	(347)	4,871
Cash beginning of period	2,546	5,929
Cash end of period	$2,199	$10,800